UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2011

AmeriGas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 N. Gulph Road, King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-337-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 5, 2011, AmeriGas Partners, L.P. (the “Partnership”) announced the Partnership’s intention to offer, subject to market and other conditions, $470 million of senior notes due 2021 (the “Notes”). The Notes will be issued pursuant to an indenture to be entered into among the Partnership and AmeriGas Finance Corp., as issuers, and U.S. Bank National Association, as Trustee (the “Indenture”). The form of the Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

4.1	Form of Indenture among AmeriGas Partners, L.P., AmeriGas Finance Corp. and U.S. Bank National Association, as Trustee

12.1	Computation of Ratio of Earnings to Fixed Charges

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

January 5, 2011	By:	/s/ Margaret M. Calabrese
		Name:	Margaret M. Calabrese
		Title:	Assistant Secretary of AmeriGas Propane, Inc., the General Partner

EXHIBIT INDEX

Exhibit	Description

4.1	Form of Indenture among AmeriGas Partners, L.P., AmeriGas Finance Corp. and U.S. Bank National Association, as Trustee

12.1	Computation of Ratio of Earnings to Fixed Charges